AGREEMENT


     THIS AGREEMENT (this "Agreement") is entered into as of September 30th, 1999, by and between Formula Systems (1985) Ltd., an Israeli public company ("Formula") and Shamrock Holdings of California Inc., a California corporation ("Shamrock").

                                 WITNESSETH

     WHEREAS, Formula is the holder, directly or through wholly-owned subsidiaries, of at least twenty-five percent (25%) of the equity of various publicly traded and private companies (such companies to be referred to herein individually as a "Formula Entity" and collectively as the "Formula Group"). A list of a part of the entities included in the Formula Group is attached hereto as Exhibit A;

     WHEREAS, for a period commencing July 1, 1999 and terminating March 1, 2000, Shamrock may acquire certain securities in the Formula Group (the "Option Securities") pursuant to private placement agreement(s) or through open market purchases; and

     WHEREAS, in connection with the purchase of the Option Securities, Formula wishes to grant to Shamrock and Shamrock wishes to receive from Formula the right to exchange the Option Securities for certain shares in Formula, pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, the parties hereto agree as follows:

     1.   Option.
          ------

     1.1 With regards to each Formula Entity, Formula hereby grants to Shamrock the right (the "Option"), during the Exercise Period (as defined below), to cause Formula to purchase from Shamrock the Remainder (as defined below) of the Option Securities held by Shamrock in such Formula Entity on the date Shamrock exercises the Option. In consideration for such Option Securities, Formula shall issue and allot to Shamrock, or cause one of its subsidiaries or a third party to transfer to Shamrock, a number of Formula's Ordinary Shares, nominal value NIS 1, freely tradable and unrestricted for sale on the Tel Aviv Stock Exchange (the "Formula Securities"), as determined in accordance with Section 5 of this Agreement.

          1.2 For the purposes of this Agreement, the "Remainder", as to each Formula Entity, means (b) the total number of Option Securities in such Formula Entity held by Shamrock upon the issuance of the Notice of Exercise with respect to such Option Securities (the "Subject Securities"), minus (b) the total number of Subject Securities as to which Shamrock indicates in the Notice of Exercise (as hereinafter defined) that Shamrock intends to retain.

          1.3 The Option may be exercised only once as to each Formula Entity "Option Securities" shall include only the first $25,000,000 of securities of the Formula Group purchased by Shamrock. Any securities in the Formula Group purchased by Shamrock subsequent to such initial purchase of $25,000,000 shall not be considered "Option Securities" and shall not be subject to the Option. Any securities in the Formula Group purchased by Shamrock subsequent to March 1st, 2000 shall not be considered "Option Securities" and shall not be subject to the Option. Any securities in private companies of the Formula Group purchased by Shamrock, following the initial investment in such company, pursuant to exercise of its preemptive rights, if any, in such a company, shall not be considered "Option
Securities" and shall not be subject to the Option, unless otherwise specifically agreed by Formula in writing. In case of a merger, consolidation or other reorganization of the Formula Entity in which the shareholders of the Formula Entity receive securities of another entity, the securities received will be treated as "Option Securities" for the purpose of this Agreement. All calculations relating to the exercise of the Option (including in case of share split consolidation etc.) shall be based on the figures relating to the initial purchase of such Option Securities by Shamrock.

     2. Exercise Period. The Option may be exercised by Shamrock during the following periods (the "Exercise Period"):

          2.1 If the Option relates to Option Securities in a Formula Entity which is a private company, then the Exercise Period shall commence on the date which is twenty-seven (27) months following the date of purchase by Shamrock of such Option Securities and continue for a period of forty-five (45) days. In the event that such Opinion Securities were purchased in a Series of transactions, then the Exercise Period with respect to all Option Securities in such Formula Entity shall commence twenty-seven (27) months following the date of the first transaction.

          2.2 If the Option relates to Option Securities held by Shamrock in a Formula Entity which is a publicly-traded company, then the Exercise Period shall commence on the due hereof and continue for a period of twenty-seven (27) months.

     3.   Exercise of Option.
          ------------------

          3.1 As a condition precedent for the exercise of the Option, within thirty (30) days of Shamrock's purchase of Option Securities on the open market in a Formula Entity, which is a publicly traded company, Shamrock shall deliver to Formula a written notice containing the following information relating to the purchase of such Option Securities: (i) the date of purchase of the Option Securities, (ii) the number of Option Securities purchased; and (iii) the total purchase price paid by Shamrock for the Option Securities.

          3.2 The Option is exercisable by delivery of a written notice of exercise to Formula in substantially the form attached hereto as Exhibit B (the "Notice of Exercise"), such Notice of Exercise to be delivered to Formula no Later than 8:00 p.m. (Israeli time) on the last day of the relevant Exercise Period.

     4. Closing. The exchange of the Option Securities for the Formula Securities shall take place at a closing (the "Closing") to be held at the offices of Formula, at 10:00 am. local time on 3 Hagalim Blvd., Herzlia, three (3) business days following the fulfillment of the conditions set forth in Section 4.1 herein, or such other date, time and place as Formula and Shamrock shall mutually agree, but in any case, not later than fourteen
(14) days following the issuance of the Notice of Exercise.

          4.1 Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

          4.1.1 Shamrock shall deliver to Formula, in case of Option Securities in a private company, One or more signed share transfer deeds in substantially the form attached hereto as Exhibit C (the "Share Transfer Deeds"), duly executed by Shamrock as transferor, together with one or more share certificates representing the relevant Option Securities, if available, and, in case of Option Securities in a public company, shall transfer to Formula the relevant Option Securities;

          4.1.2 Formula shall issue and allot to Shamrock, or cause one of its subsidiary or a third party to transfer to Shamrock, the number of Formula Securities determined in accordance with this Agreement, or, subject to Section 6 of this Agreement, transfer to Shamrock bank account, by wire transfer of an immediately available funds, the Amount (as hereinafter defined).

          4.1.3 Formula shall have obtained, within seven (7) business days of receipt by Formula of the Notice of Exercise, all documents and instruments necessary to effect the transfer of the Option Securities to Formula, including, without limitation, in the case of Option Securities in a private company, the following documents:

               (One) True and correct copies of resolutions of the Board of Directors of the relevant Formula Entity authorizing the transfer of the Option Securities to Formula.

               (Two) Written waivers by all existing shareholders of the relevant Formula Entity of any rights, including, without limitation, preemptive rights, rights of first refusal, blocking and co-sale rights with respect to the transfer of the Options Securities, or other satisfactory proof of such waiver.

     4.2 The delivery of the Share Transfer Deeds to Formula at the Closing shall constitute a representation and warranty by Shamrock that as of the Closing Shamrock is the record and beneficial owner of, and has good and valid title to, the Option Securities described therein, free and clear of all liens, encumbrances, pledges, charges, or any other third party rights (subject to the waivers described in 4.1.3(b) above). The issuance or transfer of the Formula Securities to Shamrock shall constitute a representation and warranty by Formula that as of the Closing the transferor is the record and beneficial owner of, and has good and valid title to, the Option Securities described therein, and that the Formula Securities are free and clear of all liens, encumbrances, pledges, charges, or any other third party rights.

     4.3 If any governmental or administrative authority consent is required for the transfer of the Option Securities to Formula, Shamrock shall make reasonable efforts to assist Formula in obtaining such approvals.

     5. Formula Shares Calculation. The number of Formula Securities issuable upon an exercise of the Option with respect to each Formula Entity shall be determined as follows (the "Exercise Price"):

         FS = W * X
              -----
                N

         where:     FS = The   number  of   Formula  Securities  to   which
                         Shamrock shall be entitled pursuant to the Option;

                    W  = The   Remainder  divided  by  the total  number of
                         Option Securities in such Formula Entity purchased by Shamrock;

                    X  = The  total  amount of United  States  Dollars paid
                         by Shamrock as consideration for the Option Securities of the Formula Entity prior to the issuance of the Notice of Exercise with respect to such Option Securities, plus interest thereon at an annual rate of five percent (5%) from the date of the purchase of the relevant Option Securities through the date of delivery of the Notice of Exercise minus any gross cash dividend previously received by Shamrock with respect to the relevant Option Securities; and

                    N  = The   average    closing   price   of    Formula's
                         securities on the Tel Aviv Stock Exchange for a period of fourteen (14) business days commencing fourteen (14) business days prior to delivery of the Notice of Exercise, converted on each day into United States dollars at the Representative Rate of Exchange announced on such day by the Bank .of Israel.

          An illustration of the Formula Securities Calculation is attached hereto as Exhibit D

     6.   Alternatives to Allotment of Formula Securities.
          -----------------------------------------------

          6.1 In the event that Shamrock delivers a Notice of Exercise to Formula then Formula, in its sole discretion, shall be entitled, in lieu of issuing Formula Securities in exchange for Option Securities, to cause the Option Securities to be purchased for the amount equal to W*X (as set forth in clause 5 above, the "Amount").

          6.2 With respect to each Formula Entity, Formula shall be required to pay the Amount in lieu of issuing Formula Securities in exchange for Option Securities, if:

               6.2.1 Such exchange would be impossible due to legal restrains; or

               6.2.2 Formula is unable to complete such exchange within 14 days from the date of the Notice of Exercise.

     7. Taxes. Each party shall be solely liable for the full amount of tax liability incurred by it in both Israel and the United States in connection with any exercise of the Option. Formula shall be entitled to withhold any applicable withholding taxes due and required to be withheld under any applicable law upon the issuance of any Formula Securities or any payment under Section 6 of this Agreement.

     8. Right of First Offer. Any transfer of the Option Securities by Shamrock until the end of the respective Exercise Period, shall be subject to the following:

          8.1  With  respect  to  each  Formula   Entity  which  is  not  a
               publicly-traded company:

               8.1.1 In the event that Shamrock proposes to transfer any or all of the Option Securities (the "Private Offered Securities"), Shamrock shall first, by written notice (the "Private Offer"), offer such Securities, on the terms of the proposed transfer, to Formula. The Offer shall state the number of Private Offered Securities to be sold and the proposed terms of sale of the Offered Securities. Formula may accept the Private Offer in respect of all of the Private Offered Securities by giving Shamrock notice to that effect within seven (7) business days after receiving the Private Offer.

               8.1.2 In the event that Formula does not accept the Private Offer, then Shamrock, at the expiration of the seven (7) days period, shall be entitled to transfer all (but not less than all) of the Private Offered Securities to any transferees, provided, however, that in no event shall Shamrock transfer the same on terms more favorable than those stated in the Private Offer, and provided further that any of the Private Offered Securities not transferred within ninety (90) days after the expiration of such seven (7) day period shall again be subject to the provisions of this
               Section 8,

               8.2  With  respect  to  each  Formula   Entity  which  is  a
publicly-traded company:

               8.2.1 In the event that Shamrock proposes to transfer any or all of the Option Securities (the "Public Offered Securities"), Shamrock shall first, by written notice (the "Public Offer"), offer such securities, on the terms of the proposed transfer, to Formula. The Public Offer shall state the number of Public Offered Securities to be sold and the proposed terms of sale of the Public Offered Securities. Formula may accept the Public Offer in respect of all of the Public Offered Securities by giving Shamrock notice to that effect within seventy-two (72) hours after receiving the Public Offer.

               8.2.2 In the event that Formula does not accept the Public Offer, then Shamrock, at the expiration of the seventy-two
               (72) hour period, shall be entitled to sell the Public Offered Securities, provided, that any of the Public Offered Securities not transferred within Forty five (45) days after the expiration of such seventy-two (72) hour period shall again be subject to the provisions of this Section 8.

          8.3 In the event that the Private Offered Securities or the Public Offered Securities are transferred or sold in accordance with this
Section 8, upon transfer or sale such Private Offered Securities or Public Offered Securities shall not be considered Option Securities and shall not be subject to this Agreement.

          8.4 Option Securities which are transferred to Certain Transferees (as defined in Section 10,4 hereof) or to Permitted Assignees (as defined in Section 10.3 below) shall remain, following their transfer, subject to the provisions of this Agreement.

     9.   Accelerated Exercise.
          --------------------

          9.1 With respect to each Formula Entity which is not a publicly-traded company, in the event that within six (6) months of the closing of the purchase of the Option Securities, Shamrock is able to make a valid claim of breach of warranty contained in the private placement agreement governing the purchase of such Option Securities from such Formula entity (the "PPA"), Shamrock shall have the right to either:

               (i) Assert a claim for indemnification by the relevant Formula Entity, in which event the Option with respect to such Formula Entity shall immediately and automatically expire upon the making of such claim; or

               (ii) In the event that the claim is for a breach of any of the "Organization", "Capitalization", "Authorization" or "Transaction with Affiliates" warranties contained in the PPA, then Shamrock may immediately exercise the Option with respect to such Formula Entity (and in which case the Securities issued pursuant to the Option will be subject to all applicable clauses herein) provided that Formula has not rectified such breach within 30 days following a written notice thereon.

          9.2 With respect to each Formula Entity that its Option Securities were purchased from such entity, in the event that (i) the shareholders of such Formula Entity voluntarily wind-up such Formula Entity; or (ii) an application is filed for the winding-up, dissolution or liquidation of such Formula Entity or for the appointment of a receiver over substantially all of such Formula Entity's assets and such application is not withdrawn within ninety (90) days, or (iii) the relevant Option Securities are finally agreed to be replaced for cash or assets in any form of reorganization of the relevant Formula Entity, then Shamrock shall have the right to immediately exercise the Option with respect to such Formula Entity.

     10.  Miscellaneous.
          -------------

          10.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

          10.2 Governing Law; Jurisdiction. This Agreement shall be exclusively governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

          10.3 Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors assigns, heirs, executors, and administrators of the panics hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to. this Agreement. Notwithstanding the above, Shamrock shall be permitted to assign any of its rights and interests in the Option Securities and the corresponding obligations under this Agreement, whether prior or subsequent to the purchase of the Option Securities, to (i) any entity which 50% or more of its voting or equity securities are owned, directly or indirectly, by Shamrock, any executive officers of Shamrock, and/or any member of the Roy E. Disney family (or any trust for his/her benefit), or (ii) any entity in which Shamrock or any of the foregoing referenced in (i) serves as a general partner or manager ("Permitted Assignees"), provided. however, that on Formula request, Shamrock will act as administrative representative of the relevant Permitted Assignee. In order to exercise the Option, the transferee must qualify as a Permitted Assignee also on the date of the issuance of the Notice of Exercise.

          10.4 Certain Transferees. I n the event that Shamrock transfers the Option Securities or any part thereof to General Electric Pension Trusts and/or Bank J. Vontobel & Co. AG or its affiliates (the "Certain Transferees"), then in the event that Shamrock subsequently re-acquires such Option Securities, Shamrock shall have the right to exercise the Option with regards to such re-acquired Option Securities, provided, that all calculations relating to the exercise of the Option shall be based on the figures relating to the initial purchase of such Option Securities by Shamrock. Shamrock shall notify Formula in writing on each transfer to the Certain Transferees, within 14 days following the transfer.

          10.5 Entire Agreement; Amendment and Waiver. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

          10.6 Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

              If to Formula:      Formula Systems (1985) Ltd.
                                  Hagalim Boulevard 3
                                  Herzilia 46725
                                  Israel
                                  Attention:  Bruria Gross-Prushansky
                                  Facsimile:  (09)-959-8877

              if to Shamrock:     Shamrock Holdings of California Inc.
                                  c/o Zellermayer & Pelossof Advocates
                                  Europe House
                                  37 King Shaul Blvd.
                                  Tel Aviv 64928

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 10.6 shall be effective (i) if mailed, seven
(7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

          10.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise, afforded to any of the parties, shall be cumulative and not alternative.

          10.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

          10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

          10.10 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative or any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



FORMULA SYSTEMS (1985) LTD.               SHAMROCK HOLDINGS OF
                                          CALIFORNIA INC.



By: /s/ Dan Goldstein                     By: /s/ Robert G. Moskowitz
   -------------------------------            ------------------------------
Its: Dan Goldstein                              Robert G. Moskowitz
    ------------------------------

Its:                                      Its:  Executive Vice President
    ------------------------------            -------------------------------

                             LIST OF EXHIBITS
                             ----------------


        A.      List of Formula Entities

        B.      Notice of Exercise

        C.      Share Transfer Deed

        D.      Illustration of Formula Shares Calculation

                                 EXHIBIT A

-------------------------------------------------------------------------------
Private Company          Montania 05 Ltd. (the parent company of Intersystems)
-------------------------------------------------------------------------------
Private Company          E.S.I. Expert Solutions International Ltd.
-------------------------------------------------------------------------------
Private Company          Transtech Control Ltd.
-------------------------------------------------------------------------------
Private Company          Applicom Software Industries Ltd.
-------------------------------------------------------------------------------
Private Company          Sintec Advanced Technologies Ltd.
-------------------------------------------------------------------------------
Private Company          Forsoft Ltd.
-------------------------------------------------------------------------------
Private Company          Crystal Systems Solutions Ltd.
-------------------------------------------------------------------------------

                                 EXHIBIT B

                             NOTICE OF EXERCISE

To:  FORMULA SYSTEMS (1985) LTD.

The undersigned hereby elects to exercise the Option with respect to _____ [fill in number] of _____ [fill in type of Option Security (e.g. Ordinary Shares)] in _____________________ [fill in name of Formula Entity], pursuant to the terms of the Option Agreement, dated __________, 1999, by and between Formula Systems (1985) Ltd. and Shamrock Holdings of California Inc. The undersigned further confirms that the undersigned intends to retain _______ Option Securities in the Company which are not included in the above number of Option Securities.



                                            Shamrock Holdings of California Inc.
------------------------------------
(Date)
                                            By:
                                                --------------------------------

                                            Its:
                                                 -------------------------------

                                 EXHIBIT C

                            SHARE TRANSFER DEED

The undersigned Shamrock Holdings of California Inc (hereinafter the "Transferor"), hereby transfers to [__________________] (the "Transferee") __________ [fill in number] of _______ [fill in class of shares] shares of a nominal value of ______ each, numbered ______to ______ inclusive, registered in the name of the Transferor in the company known as _______________ to hold unto the Transferee and the heirs, executors, administrators, successors and assigns of the Transferee, on the same conditions as the Transferor held the same immediately prior to the transfer thereof. And the Transferee hereby accepts transfer of such shares subject to said conditions.

     IN WITNESS WHEREOF the Transferor and the Transferee have executed this instrument this ___ day of ____________, 19__.



-----------------------------------           ---------------------------------
Signature of Witness                          Signature of Transferor

Name:
     ------------------------------

Address:
        ---------------------------




-----------------------------------           ---------------------------------
Signature of Witness                          Signature of Transferee

Name:
     ------------------------------

Address:
        ---------------------------

                                 EXHIBIT D

                 ILLUSTRATION OF FORMULA SHARES CALCULATION

     Assume that Shamrock purchased 100 securities in Formula Entity "A", a private company, on August 1, 1999 for an aggregate amount of US$1000, and purchased additional 50 securities in Formula Entity "A" on August 15, 1999 for an aggregate amount of US$750. In such event, the Exercise Period commences on November 1, 2001. Assume that on November 8, 2001, Shamrock delivers to Formula a Notice of Exercise, in which Shamrock indicates that it intends to retain 50 securities in Formula Entity "A", and exercises the Option for the remaining 100 securities. Assume that the average closing price of Formula's Securities on the Tel Aviv Stock Exchange for a period of 14 business days commencing 14 business days prior to the Notice of Exercise, converted on each day into United States dollars at the Representative Rate of Exchange announced on such day by the Bank of Israel, is $30 per share. In such event, without considering accumulated interest, the number of Formula Securities is 39, calculated as follows:

                            FS = (100/150)($1750) = 39(38.88)
                                 ----------------
                                    $30

                                  ADDENDUM

       to Agreement dated as of September 30th, 1999 ("the Agreement)

                                  between

                   FORMULA SYSTEM (1985) LTD. ("Formula")

                                    And

             SHAMROCK HOLDINGS OF CALIFORNIA, INC. ("Shamrock")

1. Section 2.2 to the Agreement shall be null and void, and the following shall constitute the new Section 2.2:

     "2.2 If the option relates to Option Securities held by Shamrock in a Formula Entity which is a publicly traded company, then the Exercise Period shall commence 27 months following the date hereof and shall continue for a period of forty-five (45) days."

2. Following Section 9.1 of the Agreement, a new Section 9.1A will be added and shall read as follows:

     "9.1A. With respect to each Formula Entity which is a publicly-traded company, in the event that within six (6) months of the closing of the purchase of the Option Securities, Shamrock is able to make a valid claim of breach of warranty contained in the share subscription agreement governing the purchase of such Option Securities from such Formula Entity (the "SSA"), Shamrock shall have the right to either:

             (i) Assert a claim for indemnification by the relevant Formula Entity, in which event the Option with respect to such Formula Entity shall immediately and automatically expire upon the making of such claim;

                  or

             (ii) In the event that the claim is for a breach of any of the
                  "Effect of Transaction", "Capitalization" or
                  "Incorporation and Authorization" warranties contained in the SSA, then Shamrock may immediately exercise the Option with respect to such Formula Entity (and in which case the Securities issued pursuant to the Option will be subject to all applicable clauses herein) provided that Formula has not rectified such breach within 30 days following a written notice thereon."

3.   This addendum shall constitute an integral part of the Agreement.



/s/ Dan Goldstein                        /s/ Robert G. Moskowitz
----------------------------------       -------------------------------------
FORMULA SYSTEMS (1985) LTD.               SHAMROCK HOLDINGS OF CALIFORNIA, INC.

                             ADDENDUM NUMBER 2

      to Agreement dated as of September 30th, 1999 ("the Agreement")

                                  between

                  Formula Systems (1985) Ltd. ("Formula")

                                    and

            Shamrock Holdings of California, Inc. ("Shamrock")


1. Following Section 10.3 of the Agreement, a new Section 10.3A will be added and shall read as follows:


          "10.3A. Notwithstanding Section 10.3 above, Shamrock may pledge its rights and privileges under this Agreement, as well as the Option Securities, to one of the five major banks in Israel. Formula agrees to sign such further documents as may be reasonably necessary to carry out and give full effect to such pledges. The above shall not derogate from Shamrock's obligations hereunder."

2.   This addendum shall constitute an integral part of the Agreement.



/s/ Dan Goldstein                       /s/ Robert G. Moskowitz
-----------------------------------     -------------------------------------
Formula Systems (1985) Ltd.             Shamrock Holdings of California, Inc.

                             ADDENDUM NUMBER 3

      to Agreement dated as of September 30th, 1999 ("the Agreement")

                                  between

                   FORMULA SYSTEMS (1985) LTD. ("Formula")

                                    AND

                   SHAMROCK HOLDINGS OF CALIFORNIA, INC.

                          Via its current assignee

                   Trefoil Israel FSL, L.P. ("Shamrock")

1. Section 1.3 of the Agreement, is hereby amended by replacing the amount $25,000,000 on the 2nd and 4th lines with the amount
     $28,000,000 in both places.

2.   This addendum shall constitute an integral part of the Agreement.



 /s/ Dan Goldstein                            TREFOIL ISRAEL FSL, L.P.
---------------------------------------
FORMULA SYSTEMS (1985) LTD.
                                              TREFOIL ISRAEL FSL, INC.
                                              ITS GENERAL PARTNER


                                              BY: /s/ Robert G. Moskowitz
                                                 -----------------------------
                                                 Robert G. Moskowitz
                                                 Vice President

                             ADDENDUM NUMBER 4

         to an Agreement dated September 30, 1999 (the "AGREEMENT")

                               by and between

  FORMULA SYSTEMS (1985) LTD., an Israeli public company ("FORMULA"); and

       SHAMROCK HOLDINGS OF CALIFORNIA INC., a California corporation
                    Via its assignee under the Agreement
                    TREFOIL ISRAEL FSL L.P. ("SHAMROCK")


The undersigned, mutually agree, that the Agreement is hereby amended as follows:

1.   A new Section 2.3 will be added and will be read as follows:

     "Notwithstanding the above, it is agreed that Shamrock's Option with respect to the Option Securities of Transtech Control Ltd.
     ("Transtech"), Airport Intersystems Technologies Ltd. ("Intersystems") and Crystal Systems Solutions Ltd. ("Crystal") is exercised on November 27, 2001 ("the Early Exercise").

     The beginning of the Exercise Periods for the Option Securities of ESI Expert Solution International Ltd. (or of ESI Subsidiaries, as defined below) and Sintec Advanced Technologies Ltd. are postponed as detailed in Appendix C."

2. Anything to the contrary in the Agreement notwithstanding, the shares in E.S.I. Expert Industries Ltd., Clockwork Ltd. and Intent Ltd. (the "ESI SUBSIDIARIES"), issued and/or transferred upon conversion of a certain loan, under the Reorganization as the term defined in Section 2 to the Investment-Loan Agreement by and among ESI Expert Solutions International Ltd. ("ESI International"), Argotec Ltd., Formula, Shamrock, Israel Mezzanine Fund and Israel Discount Bank Ltd., dated November 28, 2001 (the "NEW ESI AGREEMENT") shall be treated as Option Securities for the purpose of the Agreement and ESI International or ESI Subsidiaries shall be treated as Formula Entity for the purpose of the Agreement. The date of purchase for purpose of calculating the interest under Section 5 of the Agreement on the securities in the ESI Subsidiaries received on the conversion of the loan under the New ESI Agreement shall be the date of this addendum and with respect to the securities in the ESI Subsidiaries attributed to the original investment in ESI International, shall be the original purchase date of the ESI International's shares.

3. After Section 6.2.2 a new Section 6.2.3 will be added and will read as follow:

     "6.2.3. If Formula's net equity on the date of the Notice of Exercise is less than US$ 100,000,000."

4.   After Section 9.2 a new Section 9.3 will be added and read as follow:

     "9.3 Shamrock shall have the right to immediately exercise the Option with respect to the Option Securities in each of the Formula Entities, in the event that Formula's net equity is less than US$ 75,000,000."

5. Notwithstanding anything to the contrary in the Agreement, the parties agree as follows with respect to the Early Exercise:

     5.1 On November 28, 2001 (the "INITIAL CLOSING") Formula will allot or cause the transfer to Shamrock of one million Formula Securities (the "Shares") and shall pay Shamrock in cash an amount of $ 1,200,000 (the "First Amount") as described in APPENDIX A hereto, and Shamrock will deliver to Formula the Option Securities of Transtech and Intersystems. The terms of
          Section 4 of the Agreement shall apply to the Initial Closing.

     5.2 On the SECOND CLOSING, as defined below, Formula shall pay Shamrock the Cash Remainder as described in APPENDIX A plus an annual interest of 5% for a period commencing on the Initial Closing and ending on the Second Closing, on the amount equal to the Total Investment minus the First Amount (all as defined in Appendix A); the Balancing Payment (as defined below), shall be paid from the liable party to the other; (together, the "Adjustment Payments") and Shamrock shall deliver to Formula the Option Securities of Crystal. For the purpose of this Agreement, the SECOND CLOSING shall occur - (i) one (1) business day following the sale of all the Shares by Shamrock in the framework of a Tender Offer (or in case Shamrock does not tender the Shares
          - one (1) business day following the date all such Shares would have been sold if tendered by Shamrock), or (ii) in case of a Third Party Offer, as defined below, one (1) business day following the date on which all the Shares are sold to such third party or (iii) as specified in the last paragraph of Section 5.3 below.

     5.3 Until January 31st, 2002 Shamrock will not conduct any transactions in the Shares on the Stock Exchange. The period between the Initial Closing and January 31st, 2002 shall be referred to herein as the "Period".

          Notwithstanding the foregoing, if during the Period a Tender Offer is consummated with respect to Formula's shares (the "Tender Offer"), for the purpose of calculating the Balancing Payment at the Second Closing, as described in the following paragraph, it will be deemed that Shamrock has tendered the Shares under the Tender Offer (regardless of Shamrock's actual response to such Tender Offer). If no such Tender Offer is consummated, and an offer in cash for the purchase of the Shares by third party at a price per Share higher than the Conversion Price (the "Third Party offer") will be submitted to Shamrock and consummated during the Period, Shamrock undertakes to respond to the Third Party offer for the sale of the Shares.

          The Balancing Amount - If the price per share paid under the Tender Offer or paid to Shamrock under the Third Party Offer, as the case may be (the "OFFER PRICE") is different from the Conversion Price (as defined in APPENDIX A), then upon the Second Closing, the Balancing Amount will be calculated and paid as follows: If the Offer Price is higher than the Conversion Price, then Shamrock will refund Formula a Balancing Amount equal to the Offer Price minus the Conversion Price, multiplied by the number of Sold Shares (as defined below), net of any taxes paid or payable by Shamrock as a result of such sale; and if the price per share paid under the Tender Offer is lower than the Conversion Price, then Formula will pay Shamrock a Balancing Amount equal to the Conversion Price minus the Offer Price, multiplied by the number of Sold Shares under such Tender Offer. For the purpose of this Agreement, the term SOLD SHARES shall mean - such number of Shares sold by Shamrock under the Tender Offer (or in case Shamrock has not tendered the Shares - such number of Shares which Shamrock would have sold if tendered all the Shares under the Tender Offer) or, the actual number of Shares sold by Shamrock under the Third Party Offer-as the case may be.

          In case a Tender Offer (or Third Party Offer) is not consummated within the Period, or in case the results of a Tender Offer or the Third Party Offer are such that only part of the tendered Formula's shares were purchased by the offeror (the "PARTIAL PURCHASE OFFER"), then, on the first business day following the end of the Period Formula will, directly or indirectly, purchase (or will cause a third party to purchase) all the Shares from Shamrock (and in case of a Partial Purchase Offer - purchase of all the Shares other than the Sold Shares ("the Unsold Shares")), in consideration for cash amount per Share equal to the Conversion Price (multiplied by the number of Unsold Shares ) plus the Adjustment Payments, and this shall be treated as the Second Closing. In case the above shall not be possible or is not performed for any reason whatsoever, the transfer of the Shares or the Unsold Shares, as applicable, shall be rescinded and the parties agree that in such case Formula shall pay Shamrock the Conversion Price multiplied by the number of Shares or such number of Unsold Shares, as applicable, in cash, in lieu of the Shares or Unsold Shares, as applicable, and in addition the Adjustment Payments. This shall occur 2 business days following the end of the Period.

6. Formula hereby represents and warrants to Shamrock that all corporate actions on the part of Formula, and its directors and shareholders, required for the authorization, execution, delivery and performance by the Company of this Addendum and the consummation of the transactions contemplated herein have been duly taken. This Addendum contains the valid and binding obligation of Formula, enforceable in accordance with its terms.

THIS ADDENDUM SHALL CONSTITUTE AN INTEGRAL PART OF THE AGREEMENT AND ADDENDUM NUMBER 1 TO ADDENDUM NUMBER 3 TO IT.



FORMULA SYSTEMS (1985) LTD.                 TREFOIL ISRAEL FSL L.P. By its
                                            General Partner, Trefoil Israel
                                            FSL, Inc.


By:  Dan Goldstein                          By: /s/ Robert G. Moskowitz
   ----------------------------                ----------------------------


Name: Dan Goldstein                         Name: Robert G. Moskowitz
Its:  CEO                                   Its:  Vice President

                                 APPENDIX C
                                 ----------

          2.3 Notwithstanding any of the aforesaid in Section 2.1 and 2.2, the commencement date of the Exercise Period in connection with share holdings in the following Formula Entities will be as follows:

--------------------------------------------------------------------------------
SECURITIES HELD IN A FORMULA ENTITY      COMMENCE DATE     TOTAL INVESTMENT
                                         OF EXERCISE       AMOUNT IN SUCH
                                         PERIOD            FORMULA ENTITY (US$)
--------------------------------------------------------------------------------
Shares in Sintec Advanced Technologies   June 30, 2003     2,770,000
Ltd. purchased under a Share Purchase
Agreement by and between Sintec
and Shamrock dated December, 1999
--------------------------------------------------------------------------------
Any shares in E.S.I. Expert Solutions    October 18, 2003  2,999,850
International Ltd. ("ESI INTERNATIONAL")
OR (as applicable):
--------------------------------------------------------------------------------
Shares in E.S.I. Expert Industries       October 18, 2003  4,200,450
Ltd., Clockwork Ltd. and Intent ltd.
(the "ESI SUBSIDIARIES"), issued
and/or transferred under the New ESI
Agreement, provided that the Exercise
of such Option Securities in the
ESI Subsidiaries may only be
exercised jointly.
--------------------------------------------------------------------------------

                                 APPENDIX A
                                 ----------


A.   TOTAL INVESTMENT BY SHAMROCK IN INTERSYSTEMS, TRANSTECH AND CRYSTAL:


--------------------------------------------------------------------------------
        AMOUNT OF THE        INVESTMENT DATE     AMOUNT OF THE      COMPANY
     INVESTMENT PLUS 5%                          INVESTMENT
    ANNUAL INTEREST FROM                             $
    THE INVESTMENT DATE
     UNTIL 30.11.2001
--------------------------------------------------------------------------------
         6,660,125              30.9.1999        6M                Intersystems

--------------------------------------------------------------------------------
         5,468,750               8.2.2000        5M                Transtech

--------------------------------------------------------------------------------
         2,774,991             15.12.1999        2,532,070         Crystal

--------------------------------------------------------------------------------
   TOTAL INVESTMENT $:         14,903,866

--------------------------------------------------------------------------------


B.   AVERAGE PRICE PER FORMULA SHARE ("CONVERSION PRICE"):

     The average price of the Formula Shares on the Tel Aviv Stock Exchange in the 14 days preceding notice of exercise of the options: $ 12.81 [54.4 NIS, 4.246$]

C.   VALUE OF ONE MILLION FORMULA SHARES:

     1,000,000 x the Conversion Price:                    $12,810,000

D.   THE CASH AMOUNT

     Total Investment less the value of one million Formula Shares: $2,093,866

     The First Amount:                                             $ 1,200,000

     The Cash Remainder:

     (The Cash Amount minus the First Amount)                      $893,866